Exhibit 99.3

Brookridge Funding, LLC

Unaudited Financial Statements

For the Nine-Month Periods
Ended September 30, 2009 and 2008

Brookridge Funding, LLC

Table of Contents

Page(s)

Balance Sheet – (unaudited)	2

Statements of Operations – (unaudited)	3

Statement of Changes in Members’ Capital – (unaudited)	4

Statements of Cash Flows – (unaudited)	5

Notes to Financial Statements	6 – 7

Brookridge Funding, LLC

Balance Sheet
September 30, 2009

2009
Assets	(unaudited)
Current assets
Cash and cash equivalents	$360,225
Retained interest in purchased accounts receivable, net	1,593,956
Fees receivable	49,174
Brookridge Trade Finance fees receivable	35,626
Total current assets	2,038,981

Other non-current assets
Loan receivable - related party	619,205
Loan fees, net	7,500
Total other non-current assets	626,705

Total assets	$2,665,686

Liabilities and Members' Capital

Current liabilities
Accounts payable	2,110,531
Total current liabilities	2,110,531

Members' capital	555,155

Total liabilities and members' capital	$2,665,686

See notes to Financial Statements.

Brookridge Funding, LLC

Statements of Operations
For the Nine-Month Periods Ended September 30, 2009 and 2008

	2009	2008
	(unaudited)	(unaudited)
Revenues
Fee income	$490,914	$857,966
Brookridge Trade Finance management fee	217,692	229,180
Other	3,312	3,395
Interest income	5,087	9,191
Total income	717,005	1,099,732

Operating expenses	383,621	668,123

Interest expense	367,891	203,584

Net (loss) income	$(34,507)	$228,025

See notes to Financial Statements.

Brookridge Funding, LLC

Statement of Changes in Members' Capital
For the Nine-Month Period Ended September 30, 2009

Members' capital - December 31, 2008	$589,662

Net loss (unaudited)	(34,507)

Members' capital - September 30, 2009	$555,155

See notes to Financial Statements.

Brookridge Funding, LLC

Statements of Cash Flows
For the Nine-Month Periods Ended September 30, 2009 and 2008

	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(34,507)	$228,025
Adjustments to reconcile net income to net cash
flows provided by operating activities:
Changes in assets and liabilities:
Decrease (increase) in retained interest in purchased accounts receivable	2,004,333	(146,298)
Decrease in other assets	-	2,000
Decrease in fees receivable	13,907	6,094
(Decrease) increase in accounts payable	(2,230)	1,381
Net cash provided by operating activities	1,981,503	91,202

Cash flows from financing activities:
Payments on loan	(2,353,081)	(220,470)
Loan fees	(7,500)	-
Net cash used in financing activities	(2,360,581)	(220,470)

Net decrease in cash	(379,078)	(129,268)

Cash at beginning of the year	739,303	196,257

Cash at end of the year	$360,225	$66,989

Supplemental disclosure of cash flow information
Cash paid for interest	$203,584	$367,891

See notes to Financial Statements.

Brookridge Funding, LLC

Notes to Financial Statements
For the Nine-Month Period Ended September 30, 2009

Note 1 – Nature of business and summary of significant accounting polities

Nature of Business – Brookridge Funding LLC (the "Company") was organized in the state of Delaware and began operations on December 22, 2004 for the purpose of investing in secured transactions. The Company provides commercial accounts receivable factoring and purchase order funding services. The Company's clients are located throughout the United States.

Use of Estimates – The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents·– The Company considers highly liquid investments with a maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents on deposit with financial institutions in the United States of America. In October and November 2008, the Federal Deposit Insurance Corporation (“FDIC”) temporarily increased coverage to $250,000 for substantially all depository accounts and temporarily provides unlimited coverage for certain qualifying and participating non-interest bearing transaction accounts. The increased coverage is schedule to expire on December 31, 2013, at which time it is anticipated amounts insured by the FDIC will return to $100,000. During the year, the Company from time to time had amounts on deposit in excess of the insured limits.

Revenue Recognition – The Company provides factoring of accounts receivable as well as purchase order funding.  The Company receives a fee for providing this service. Revenue is recognized when the money is advanced to the customer.  The Company also receives a management fee which is recognized when earned.

Allowance for Doubtful Accounts – Factored accounts receivables and purchase order fundings are carried at original amount less an estimate of allowance for doubtful accounts based on a monthly review of all outstanding amounts. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Factored accounts receivables and purchase order fundings are written off when deemed uncollectible. Recoveries of receivables and purchase orders previously written off are recorded as income when received.

Income Taxes – The Company is not a taxpaying entity for federal income tax purposes, and thus no provision for income taxes has been recognized. Income of the Company is taxed to partners in their respective returns.

Members' Capital – The Members' Capital account consists of investments by the members.

Brookridge Funding,  LLC

Notes to Financial Statements
For the Nine-Month Period Ended September 30, 2009

Note 2 – Related party transactions

Loan receivable - related party is a loan receivable from Fairfield Factors, LLC ("Fairfield"). Both the Company and Fairfield have a common owner. The loan is payable by December 31, 2010 with interest at 3% and is unsecured.

The Company has a management agreement with Brookridge Funding Corporation where the Company pays a management fee monthly for services provided by Brookridge Funding Corporation. The Corporation has the same common owners as the Company.

Note 3 – Loan payable

During 2006, the Company entered into a $3,150,000 note at 16% interest. It was collateralized by substantially all of the assets of the Company as well as personal guarantees of the Partners. The loan was paid in full during the Nine-Month period ending September 30, 2009.

Note 4 – Participations payable

The Company is party to several participation agreements. As part of these agreements each lender is responsible for advancing their contractually agreed upon portion of the submitted receivables. The Company is the lead lender thus all servicing is done by the Company. The participating lender will submit funds to the Company for their portion of the advance amount on a weekly basis. As receivables are collected, the Company will relieve the payable by submitting principal plus any owed interest and fees to the participating lender. At September 30, 2009 and 2008 the Company had approximately $1,168,000 and $2,110,000 outstanding in participations payable respectively, which have been included in accounts payable.

Note 5 – Fees receivable

The Company receives a management fee from Brookridge Trade Finance for managing the business it refers. The Company refers business to this entity and is entitled to a fee equal to 1/12th of 1% of ending total assets of the entity at the end of each calendar month. The Company is also entitled to a profit sharing fee of 50% of the net profit in excess of a 15% hurdle rate, defined by the agreement, and in excess of a high watermark, defined by the agreement, of the entity at the end of each quarter.

Note 6 – Subsequent events

On December 7, 2009, the Company entered into an agreement to sell primarily all of its assets for approximately $2.4 million at closing, plus an earn-out payment based on future operating income of up to $800,000.

The Company has evaluated subsequent events through February 18, 2010, the date which the financial statements were available to be issued.